10.8
Execution Version
AMENDMENT NO. 1 TO
NON-COMPETITION AGREEMENT

    This Amendment No. 1 TO NON-COMPETITION AGREEMENT (this “Amendment”) is made as of January 29, 2021, by and between EnerVest, Ltd., a Texas limited partnership (“EnerVest”), and Magnolia Oil & Gas Corporation (formerly known as TPG Pace Energy Holdings Corp.), a Delaware corporation (“PubCo”). EnerVest and PubCo may be referred to herein each as a “Party” and together as the “Parties.”
    WHEREAS, the Parties have previously executed that certain Non-Competition Agreement, dated as of July 31, 2018 by and between EnerVest and PubCo (the “Original Agreement”), pertaining to the restraint from competition by EnerVest and certain of its affiliates in certain geographic areas in which PubCo operates; and
WHEREAS, the Parties desire to amend the Original Agreement as set forth herein and to agree upon revised consideration thereunder.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Sections 4(b) and (c) of the Original Agreement shall be amended and restated in their entirety as follows:
“(b)    Subject to Section 8, solely in the event that, at any time prior to the fourth anniversary of the Closing Date, the Closing Sale Price of the Class A Common Stock equals or exceeds $13.50 for at least 10 Trading Days in any consecutive 20-Trading Day period (the “First Condition”), PubCo shall (i) deliver to EnerVest Employee Services, LLC (“EES”) an amount of cash equal to the product of (x) the Closing Sale Price of the Class A Common Stock on the last Trading Day immediately preceding the two and one-half year anniversary of the Closing Date multiplied by (y) 2,025,000, and (ii) issue 375,000 shares of Class A Common Stock to John B. Walker via book entry issuance bearing customary legends noting that such securities constitute restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), with the delivery and issuance described in (i) and (ii) to occur on the later of (y) the two and one-half year anniversary of the Closing Date and (z) the date on which the First Condition is satisfied.
(c)    Subject to Section 8, solely in the event that, at any time prior to the fourth anniversary of the Closing Date, the Closing Sale Price of the Class A Common Stock equals or exceeds $14.50 for at least 10 Trading Days in any consecutive 20-Trading Day period (the “Second Condition”), PubCo shall, at and by the direction of EnerVest, subject to Section 4(i), issue to EES 1,225,000 shares of Class A Common Stock and issue to John B. Walker 375,000 shares of Class A Common Stock, each on the fourth anniversary of the Closing Date via book entry issuance bearing customary legends noting that such securities constitute restricted securities under the Securities Act.”
2.Section 4(i) of the Original Agreement shall be amended and restated in its entirety as follows:
“(i) As a condition to the issuance of shares to EES and John B. Walker as contemplated by this Section 4, EES and Mr. Walker shall each (i) represent and warrant to PubCo in writing that, on the date of any issuance of Class A Common Stock contemplated by this Section 4 that it or he, as applicable, is an “accredited investor”, as such term is defined in Regulation D of the Securities Act and will acquire the Class A Common Stock contemplated hereby for its or his, as applicable, own account and not with a view to a sale or distribution thereof in violation of the Securities Act and the rules and regulations thereunder, any state blue sky laws or any other securities laws and (ii) if, at the time of any such issuance, EnerVest or any of its Affiliates is a Stockholder (as defined in the Stockholder Agreement) under the Stockholder Agreement, agree to be bound in writing by the Stockholder Agreement.”
3.A new Section 4(j) shall be added to the Original Agreement as follows:
“(j)    At any time PubCo is eligible to file a Registration Statement on Form S-3ASR, if any Affiliate of EnerVest that is a party to that certain Registration Rights Agreement (“EnerVest Parties”), dated as of July 31, 2018 (as amended, the “Registration Rights Agreement”), by and among PubCo and each of the persons listed under the heading “Holders” on the signature pages attached thereto: (i) requests that its Registrable Securities be included on a Demand Registration Statement or a Piggyback Registration Statement or (ii) is the initiating Holder in an Underwritten Shelf Takedown or a Block Trade, Mr. Walker shall have the same rights as such EnerVest Party as if Mr. Walker was a Holder in such request to include any shares held by Mr. Walker that would be Registrable Shares. EnerVest agrees to provide any notice or request received under the Registration Rights Agreement by an EnerVest Party to Mr. Walker and to include any required information with respect to Mr. Walker’s rights under this Section 4(j) in any notices or requests provided to PubCo under the Registration Rights Agreement, and PubCo shall have no obligation to provide Mr. Walker any notice or requests under the Registration Rights Agreement. PubCo agrees, at its own expense, to take all actions reasonable and necessary to implement Mr. Walker’s rights under this Section 4(j). Capitalized but undefined terms used in this Section 4(j) shall have the meanings ascribed to such terms in the Registration Rights Agreement.”
4.THIS AMENDMENT, THE REGISTRATION RIGHTS AGREEMENT, THE PURCHASE AGREEMENTS (AS DEFINED IN THE ORIGINAL AGREEMENT) AND THE ORIGINAL AGREEMENT, COLLECTIVELY, CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND

SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF.
5.This Amendment shall not constitute an amendment or waiver of any provision of the Original Agreement not expressly referred to herein. The Original Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.
6.The applicable provisions of Sections 9, 10 and 12 through 18 of the Original Agreement shall apply mutatis mutandis to this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

ENERVEST, LTD.

By:     EnerVest Management GP, L.C.,
    its General Partner

By:      /s/ Jud Walker_ ________________
Name:      Jud Walker
Title:     President

MAGNOLIA OIL & GAS CORPORATION

By:     /s/ Stephen Chazen______________
Name:     Stephen Chazen
Title:    Chief Executive Officer

    Signature Page to Amendment No. 1 to Non-Competition Agreement